Exhibit 23.1

Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Registration Statement (No. 333-216050) on Form S-8 of our report dated June 26, 2019 appearing in the annual report on Form 11-K of Liberty Oilfield Services 401(k) Savings Plan for the year ended December 31, 2018.
/s/ Plante & Moran, PLLC
Denver, Colorado
June 26, 2019